Exhibit h. 4 (g)

AMENDMENT

TO

MASTER FUND SUB-ACCOUNTING AND

SUB-ADMINISTRATION AGREEMENT

This Amendment (the “Amendment”) to Master Fund Sub-Accounting and Sub-Administration Agreement is made as of the 13th day of February, 2009, by and between New York Life Investment Management LLC (“NYLIM”) and State Street Bank & Trust Company (formerly, Investors Bank & Trust Company).

WHEREAS, the parties hereto have entered into a Master Fund Sub-Accounting and Sub-Administration Agreement, as amended (the “Agreement”); and

WHEREAS, the parties hereto wish to amend Appendix A of the Agreement in order to revise the list of funds covered by the Agreement.

NOW, THEREFORE, for good and adequate consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.	Amendment of Appendix A. Appendix A of the Agreement is hereby amended by deleting it in its entirety and replacing it with the Appendix A attached hereto.
2.	Except as modified hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

NEW YORK LIFE INVESTMENT MANAGEMENT LLC

By:	/s/ Barry A. Schub

Name:	Barry A. Schub
Title:	Executive Vice President

STATE STREET BANK & TRUST COMPANY

By:	/s/ Stephen A. DeSalvo

Name:	Stephen A. DeSalvo
Title:	Senior Vice President

APPENDIX A

LIST OF FUNDS AND THEIR RESPECTIVE SERIES

(AS OF FEBRUARY 13, 2009)

FUND	SERIES / PORTFOLIO

The MainStay Funds	Capital Appreciation Fund
Common Stock Fund
Convertible Fund
Diversified Income Fund
Equity Index Fund
Global High Income Fund
Government Fund
High Yield Corporate Bond Fund
Institutional Bond Fund
International Equity Fund
Large Cap Growth Fund
MAP Fund
Mid Cap Growth Fund
Mid Cap Value Fund
Money Market Fund
Principal Preservation Fund
Small Cap Growth Fund
Tax Free Bond Fund
Total Return Fund
Value Fund
Eclipse Funds Inc.	130/30 Core Fund
130/30 Growth Fund
130/30 High Yield Fund
130/30 International Fund
All Cap Growth Fund
Cash Reserves Fund
Conservative Allocation Fund
Floating Rate Fund
Growth Allocation Fund
Growth Equity Fund
Income Manager Fund
Indexed Bond Fund
Intermediate Term Bond Fund
Moderate Allocation Fund
Moderate Growth Allocation Fund
Retirement 2010 Fund
Retirement 2020 Fund
Retirement 2030 Fund

FUND	SERIES / PORTFOLIO

Retirement 2040 Fund
Retirement 2050 Fund
S&P 500 Index Fund
Short Term Bond Fund
Eclipse Funds	Balanced Fund
Mid Cap Core Fund
Small Company Value Fund
ICAP Funds, Inc.	MainStay ICAP Equity Fund
MainStay ICAP Global Fund
MainStay ICAP International Fund
MainStay ICAP Select Equity Fund
MainStay VP Series Fund, Inc.	Balanced Portfolio
Bond Portfolio
Capital Appreciation Portfolio
Cash Management Portfolio
Common Stock Portfolio
Conservative Allocation Portfolio
Convertible Portfolio
Developing Growth Portfolio
Floating Rate Portfolio
Government Portfolio
Growth Allocation Portfolio
High Yield Corporate Bond Portfolio
ICAP Select Equity Portfolio
International Equity Portfolio
Large Cap Growth Portfolio
Mid Cap Core Portfolio
Mid Cap Growth Portfolio
Mid Cap Value Portfolio
Moderate Allocation Portfolio
Moderate Growth Allocation Portfolio
S&P 500 Index Portfolio
Small Cap Growth Portfolio
Total Return Portfolio